Exhibit (j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 1999, relating to the financial statements and financial highlights of Firstar Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 23, 2000